[LETTERHEAD OF JONES, JENSEN & COMPANY, LLC]
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re: Consent to be named in the S-8 Registration Statement of thatlook.com (formerly "First Target Acquisition, Inc.") (formerly "Cookie Cup International, Inc.") a Nevada corporation (the "Registrant"), SEC File No.0-23905, to be filed on or about October 29, 1999, covering the registration and issuance of common stock to four individual consultants and 1,250,000 shares pursuant to an Employee Stock Incentive Plan

Ladies and Gentlemen:

We hereby consent to the use of our report prepared for First Target Acquisition, Inc. (formerly "Cookie Cup International, Inc."), a predecessor of the Registrant, for the years ended June 30, 1998 and 1997, dated July 31, 1998, in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

Yours very sincerely,

/s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
October 29, 1999

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